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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-116881) and related Prospectus of Medarex, Inc. dated July 30, 2004 and to the incorporation by reference therein of our report dated February 20, 2004, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

MetroPark, New Jersey
July 27, 2004

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm